SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549




FORM 8-K




CURRENT REPORT




PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of Earliest Event Reported) May 6, 1996





                 WESTERN RESOURCES, INC.
(Exact name of Registrant as Specified in Its Charter)





           KANSAS                     1-3523          48-0290150
(State or Other Jurisdiction of    (Commission         (Employer
Incorporation or Organization      File Number    Identification No.)



  818 KANSAS AVENUE, TOPEKA, KANSAS                      66612
(address of Principal Executive Offices                (Zip Code)




Registrant's Telephone Number Including Area Code (913) 575-6300

WESTERN RESOURCES, INC.

Item 5. Other Events

     On May 6, 1996, Western Resources, Inc. issued the following Press
Release:

   Western Resources Mails Proxy Materials To KCPL Shareholders

   Shareholders Urged To Vote "AGAINST" On The Blue Proxy Card
   In Order To Have Chance To Consider Western Offer


   Western Resources late Friday filed definitive proxy materials with the Securities and Exchange Commission (SEC) in Washington, D.C., with respect to its solicitation of proxies AGAINST the proposed
   UtiliCorp/KCPL merger. The proxy and a preliminary prospectus describing

   Western Resources' proposed exchange offer for shares of Kansas City Power & Light Company (KCPL) is being mailed to all KCPL shareholders today.

   "We are now able to deliver directly to KCPL shareholders the full details of our proposed offer for KCPL announced in April," said John E.

   Hayes, Jr., Western Resources chairman of the board and chief executive officer. "Unfortunately, we believe that until now, KCPL shareholders have been inundated with misleading information from KCPL and UtiliCorp."

   Hayes said KCPL shareholders soon will receive a proxy statement asking them to vote AGAINST the proposed UtiliCorp/KCPL merger so that they can consider the Western Resources offer. A preliminary prospectus explaining the offer is included with the proxy. Once the SEC has declared the Western Resources' registration statement effective, Western Resources will commence an offer to KCPL shareholders to exchange their shares for Western Resources' shares.

   Even if KCPL shareholders have previously voted on the UtiliCorp/KCPL merger proposal, they are entitled to vote again with the blue proxy card included with the proxy materials. A vote AGAINST the UtiliCorp/KCPL merger by KCPL shareholders will give them time for a more thorough review of the Western Resources offer. The most recently dated proxy card is the vote that matters.

   Hayes reminded shareholders that a vote AGAINST the UtiliCorp/KCPL merger is not a vote FOR a Western Resources offer. Instead, the AGAINST vote simply allows KCPL shareholders more time to review Western Resources offering materials, which may not be mailed in final form until after the UtiliCorp/KCPL shareholder meeting scheduled for May 22.

   "Timing is everything in giving KCPL shareholders a choice," said Hayes. "A vote AGAINST today gives shareholders the chance to make a well-informed choice based on fact, not on what we believe to be misleading statements from other sources. I'm satisfied that once KCPL shareholders get those facts about the Western Resources offer -- a higher premium, higher dividend, lower rates, a stronger community -- they will vote AGAINST the UtiliCorp/KCPL merger on the blue proxy card."

Western Resources (NYSE:WR) is a diversified energy company. Its utilities, KPL and KGE, operating in Kansas and Oklahoma, provide natural gas service to approximately 650,000 customers and electric service to approximately 600,000 customers. Through its subsidiaries, Westar Business Services, Westar Consumer Services, Westar Capital, and The Wing Group, energy-related products and services are developed and marketed in the continental U.S., and offshore. For more information about Western Resources and its operating companies, visit us on the Internet at http://www.wstnres.com.

A registration statement relating to the Western Resources securities referred to in these materials has been filed with the Securities and Exchange Commission but has not yet become effective. Such securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. These materials shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration and qualification under the securities laws of any such state.

On May 6, 1996, Western Resources, Inc. issued the following Press Release:

LETTER TO SEC LISTS 13 MISINFORMATION AREAS BY KCPL
IN RESPONDING TO WESTERN RESOURCES' MERGER OFFER

ASKS COMMISSION TO REQUIRE KCPL TO RE-SOLICIT NEW PROXIES

      TOPEKA, Kansas, May 6, 1996 -- Calling Kansas City Power & Light Company's statements concerning the proposed exchange offer by Western Resources what it believes to be "materially false and/or materially misleading," Western Resources' counsel today sent a detailed letter to the Securities and Exchange Commission listing 13 "misinformation areas" in letters, press releases and advertisements being distributed by KCPL and UtiliCorp.
     "This campaign of misinformation by KCPL, assisted by UtiliCorp, has been triggered by the emergence of Western Resources' proposed exchange offer for KCPL and has been calculated to poison KCPL shareholders against the Western Resources offer even before the KCPL shareholders receive Western Resources' proxy materials and preliminary prospectus," the letter said.
     "In Western Resources view, as more fully documented herein, KCPL's misinformation tactics include:
+Making statements that are either simply false or otherwise omit materially necessary facts;

+Continually representing as "fact" matters that are, at best, opinion, and, at worst, rank speculation;

+Continually focusing on customary language in the Western Resources Preliminary Prospectus informing shareholders about the uncertainties inherent in forward-looking statements and implying that such customary language conveys substantial doubt on Western Resources' part about the statements; this is a particularly insidious tactic considering that KCPL's shareholders had not yet received the Preliminary Prospectus; and
+Highlighting potential obstacles to the consummation of the Western Resources transaction without advising its shareholders that the KCPL board can remove these obstacles."

     "KCPL's campaign of misinformation began with an April 21, 1996, letter to shareholders from Drue Jennings, KCPL's chairman of the board, president and chief executive officer, unfairly mischaracterizing the Western Resources offer and urging KCPL shareholders to vote for the UtiliCorp proposal," the letter states. "It continued with an April 26, 1996, KCPL advertisement repeating many of the misleading statements and misinformation contained in the April 21 letter. It proceeded with an April 29, 1996 KCPL letter and advertisement containing more misstatements and misinformation. Also on April 29, 1996 UtiliCorp published an advertisement entitled 'Merger Facts,' repeating many of KCPL's misstatements and misinformation."
     Western Resources urges the Commission exercise the authority clearly granted by Congress to protect KCPL shareholders' right to exercise their voting authority on a "fair, honest and informed basis."
     The letter takes issue with KCPL's argument that a Western Resources/KCPL merger cannot produce over $1 billion in cost savings, compared to $636 million projected in the UtiliCorp deal. KCPL advertisements have misstated and mischaracterized early letters between the companies discussing preliminary, minimum savings estimates. "Nowhere in its various statements does KCPL explain how a merger with Western Resources (which is considerably larger than either KCPL or UtiliCorp and has more contiguous and overlapping territories with KCPL than does UtiliCorp) could generate less savings than the $636 million projected in the UtiliCorp proposal." The letter points to extensive analysis done in 1996 to support the $1 billion projection.
     Furthermore, when KCPL argued that Western Resources cannot get 90% of the KCPL shares tendered in a "hostile situation," it apparently forgot that its own offer in 1990 for KGE contained the same requirement, and that its financial advisor, Donaldson, Lufkin & Jenrette (now UtiliCorp's advisor) said at that time it was "entirely possible that more than 90% of KGE's outstanding common and preferred shares will be tendered," even if the offer remained hostile. The same advisor insisted that statements to the contrary were "misleading and distorted the likelihood of a successful acquisition of KGE by KCPL" according to an affidavit filed by KCPL with the Federal Energy Regulatory Commission.
     The letter also pointed KCPL's mischaracterization of the Western Resources proposal as placing more risk on KCPL shareholders than the UtiliCorp deal. It pointed out, "declines in stock price [of UtiliCorp] will also be borne by KCPL shareholders and ... the magnitude of that decline to KCPL shareholders will remain unchecked." In contrast "the Western Resources 'collar' provides assurance to KCPL shareholders that they will receive $28.00 worth of Western Resources stock as long as the price of Western Resources stock ranges between $28.43 and $33.61."
     For a copy of the multi-page letter, refuting point-by-point the 13 areas of misinformation statements by UtiliCorp and KCPL, contact Michel' Philipp at (913) 575-1927.
     Western Resources (NYSE:WR) is a diversified energy company. Its utilities, KPL and KGE, operating in Kansas and Oklahoma, provide natural gas service to approximately 650,000 customers and electric service to approximately 600,000 customers. Through its subsidiaries, Westar Business Services, Westar Consumer Services, Westar Capital, and The Wing Group, energy-related products and services are developed and marketed in the continental U.S., and offshore.
     For more information about Western Resources and its operating companies, visit us on the Internet at http://www.wstnres.com.

     A registration statement relating to the Western Resources securities referred to in these materials has been filed with the Securities and Exchange Commission but has not yet become effective. Such securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. These materials shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.


                            SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                         Western Resources, Inc.




Date   May 6, 1996             By /s/ Jerry D. Courington
                                      Jerry D. Courington,
                                          Controller